Exhibit 99.1

NEWS CORP TO ACQUIRE HARLEQUIN

Acquisition Will Extend HarperCollins’ Global Platform

NEW YORK (May 2, 2014)—News Corp announced today that it has agreed to acquire Harlequin Enterprises from Torstar Corporation. Harlequin will become a division of HarperCollins Publishers, a News Corp subsidiary.

Harlequin (www.Harlequin.com) will remain headquartered in Toronto, as will the offices of HarperCollins Canada.

Harlequin is one of the world’s leading publishers of women’s fiction, with titles issued worldwide in 34 languages and sold in over 100 international markets. The acquisition will extend HarperCollins’ global platform, particularly in Europe and Asia Pacific, helping to fuel its international growth strategy. The deal will complement HarperCollins’ current business by expanding a key content vertical. It will also accelerate the digital evolution of both companies.

Harlequin publishes the work of more than 1,300 authors and releases more than 110 titles monthly. Approximately 40% of Harlequin’s revenues come from books published in languages other than English. Currently, 99% of HarperCollins books are published in English.

“Harlequin is a perfect fit for the new News Corp, vastly expanding our digital platform, extending our reach across borders and languages, and is expected to provide an immediate lift to earnings,” said Robert Thomson, Chief Executive of News Corp. “Harlequin has a devoted audience around the globe and an empathetic insight into contemporary cultures, which is itself a remarkable resource. This acquisition will broaden the boundaries of both HarperCollins and Harlequin, and is a significant step in our strategy to establish a network of digital properties in the growth regions of the world.”

“Harlequin has built one of the largest and most widely recognized consumer brands in publishing with a highly focused publishing program for women,” said Brian Murray, President and CEO of HarperCollins. “We are thrilled to welcome Harlequin’s management and staff in Toronto and around the world to the HarperCollins family. The Harlequin name and rich heritage will be preserved independently, with the aim to leverage capabilities to bring the book-reading public more choices. Harlequin’s business has grown internationally, and will give HarperCollins an immediate foothold in 11 new countries from which we can expand into dozens of foreign languages for authors who choose to work with us globally.”

“We are excited to be joining HarperCollins Publishers,” said Craig Swinwood, Publisher and CEO of Harlequin. “This transaction will allow Harlequin to continue to operate as a distinct and successful brand within a larger publishing company. We’re excited to be able to take full advantage of HarperCollins’ robust resources, scale and capabilities to expand the reach of our books and grow our business.”

The purchase price of the acquisition is C$455 million in cash. The acquisition is subject to customary closing conditions, including regulatory approvals and approval of Torstar’s Class A shareholders. The closing is anticipated by the end of the third quarter of calendar year 2014. The deal is expected to be accretive to earnings and improve News Corp’s free cash flow.

In calendar year 2013, Harlequin had revenues of C$398 million (including C$28 million from investments in joint ventures) and EBITDA of C$56 million (including C$2 million from investments in joint ventures),1 as disclosed in Torstar Corporation’s 2013 Annual Report in accordance with International Financial Reporting Standards, which differ from generally accepted accounting principles in the U.S. Approximately 95% of Harlequin’s revenues are from outside Canada.

Centerview Partners acted as financial advisor to News Corp.

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[1]

EBITDA from investments in joint ventures is defined as joint venture revenues (C$27.6 million), less Salaries and benefits (C$5.3 million) and other operating costs (C$20.1 million), in each case as disclosed in Torstar Corporation’s 2013 Annual Report and reported in accordance with International Financial Reporting Standards.

About News Corp

News Corp (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content to consumers throughout the world. The company comprises businesses across a range of media, including: news and information services, cable network programming in Australia, digital real estate services, book publishing, digital education, and pay-TV distribution in Australia. Headquartered in New York, the activities of News Corp are conducted primarily in the United States, Australia, and the United Kingdom. More information: http://www.newscorp.com.

About Torstar Corporation

Torstar Corporation is a broadly based media and book publishing company listed on the Toronto Stock Exchange (TS.B). Its businesses include the Star Media Group led by the Toronto Star, Canada’s largest daily newspaper, Free Daily News Group Inc., which publishes the English-language Metro newspapers in several Canadian cities, Metroland Media Group, publisher of community and daily newspapers in Ontario; and also include digital properties including thestar.com, Workopolis, wagjag.com, toronto.com, save.ca, Olive Media, and eyeReturn Marketing; and Harlequin, a leading global publisher of books for women. Torstar’s news releases are available on the Internet at www.torstar.com.

About HarperCollins Publishers

HarperCollins Publishers, one of the largest English-language publishers in the world, is a subsidiary of News Corp. Headquartered in New York, HarperCollins has publishing groups around the world in the US, UK, Canada, Australia, New Zealand, and India. HarperCollins is a broad-based publisher with strengths in literary and commercial fiction, business books, children’s books, cookbooks, narrative nonfiction, mystery, romance, reference, pop culture, design, health, wellness, and religious and spiritual books. With nearly 200 years of history, HarperCollins has published some of the world’s foremost authors, including winners of the Nobel Prize, the Pulitzer Prize, the National Book Award, the Newbery Medal, and the Caldecott Medal. HarperCollins is consistently at the forefront of innovation, using digital technology to create unique reading experiences and expand the reach of its authors. You can visit HarperCollins Publishers online at: http://www.harpercollins.com.

About Harlequin

Harlequin (www.Harlequin.com) is one of the world’s leading publishers of books for women, with titles issued worldwide in 34 languages and sold in 102 international markets. The company publishes more than 110 titles monthly and more than 1,300 authors from around the world. Harlequin is a wholly owned subsidiary of Torstar Corporation (www.torstar.com), a broadly based media company listed on the Toronto Stock Exchange (TS.B). Harlequin’s website is located at www.Harlequin.com. Harlequin has offices in 17 countries, including offices in Toronto, New York and London. For more information, please visit www.Harlequin.com and Facebook.com/HarlequinBooks. Follow Harlequin on Twitter @HarlequinBooks.

Harlequin publishes books in Afrikaans, Chinese, Czech, Danish, Dutch, English, Estonian, Finnish, French, German, Greek, Hebrew, Hindi, Hungarian, Icelandic, Indonesian, Italian, Japanese, Korean, Lithuanian, Marathi, Norwegian, Polish, Portuguese, Russian, Serbian, Slovakian, Slovene, Spanish, Swedish, Tagalog, Tamil, Turkish and Vietnamese.

This release contains certain “forward-looking statements,” which are based on management’s views and assumptions regarding future events. These forward-looking statements speak only as of the date hereof. Actual results and events may differ materially from these expectations due to external risks and other factors such as our ability to achieve the expected benefits of the acquisition of Harlequin, the impact of the acquisition of Harlequin on our financial condition or results of operations (including any differences in reporting the results of Harlequin under generally accepted accounting principles in the United States of America as opposed to

International Financial Reporting Standards), our ability to satisfy conditions to closing, including obtaining required regulatory approvals, and other risks that are detailed in our filings with the Securities and Exchange Commission. We do not have any obligation to publicly update any of these “forward-looking statements” to reflect subsequent events, circumstances or otherwise, except as required by law.

Contacts:

Jim Kennedy

News Corp Corporate Communications

212-416-4064

jkennedy@newscorp.com

@jimkennedy250

Michael Florin

News Corp Investor Relations

212-416-3363

mflorin@newscorp.com

Erin Crum

HarperCollins Corporate Communications

212-207-7223

Erin.Crum@harpercollins.com